Exhibit 99.1

News Release

ImmunityBio Appoints Dr. Linda Maxwell and CEO Richard Adcock to Board of Directors

CULVER CITY, Calif., April 1, 2021 – ImmunityBio, Inc. (NASDAQ: IBRX), a clinical-stage immunotherapy company, today announced the appointment of health innovation expert and executive Linda Maxwell, M.D., MBA, as an independent member of the company’s board of directors. The company also appointed CEO Richard Adcock to the board; he was named CEO of NantKwest in October and remains the CEO of the company after the merger of NantKwest with ImmunityBio in March. Both appointments are effective March 29, 2021.

The nine-member ImmunityBio board is led by Founder and Executive Chairman Patrick Soon-Shiong, M.D. The board includes two other recently appointed outside members, former CIA director John Brennan and retired U.S. Army General Wesley Clark, along with current board members Michael Blaszyk, Cheryl Cohen, Cristobel Selecky, and Barry Simon, M.D.

“Linda’s background as a physician and surgeon combined with her extensive global healthcare industry and business experience will enable us to build on ImmunityBio’s strong foundation and help us take the company to the next level,” said Soon-Shiong. “As a company working to bring novel therapeutic approaches to treating cancer and other serious conditions, we will benefit greatly from Linda’s insights on innovation.”

The company also announced that two current directors—Fred Driscoll and John D. Thomas—will conclude their service on the board effective with the new appointments.

“We are grateful to Fred and John for their many years of service and the value they brought to our shareholders and employees,” said Soon-Shiong. “During their tenure, we have expanded our pipeline and grown our portfolio of immunotherapy agents. Their contributions during that time were important to establishing this strong foundation and baseline for the growth we anticipate.”

About Dr. Linda Maxwell

Dr. Maxwell is a medical educator, surgeon, and health technology entrepreneur and innovator. She has guided a wide variety of startup companies through clinical development capitalization and commercialization as Founder and Executive Director of the Biomedical Zone, Canada’s first and only hospital-embedded, physician-led business incubator for emerging health technology companies. Dr. Maxwell also managed a life sciences tech transfer portfolio at the University of Oxford and the UK national Health Service, executing patent strategy, spin-out company formation, and early stage capital raising. She has also served as a healthcare innovation expert in various Canadian federal, provincial, and local government entities, as a member of the Department Audit Committee and the Public Health Agency of Canada, as an advisor to the Canadian Medial Association and the Canadian Space Agency. Dr. Maxwell earned an A.B. with honors from Harvard University, an M.D. from Yale University and an M.B.A. from the University of Oxford. She serves as an independent member of the Board of Directors of United Therapeutics, Inc.

“I’m honored to join the ImmunityBio board at such an important time of growth and opportunity for the company,” she said. “I’m impressed with both the science and the leadership that I believe will take the company on an upward trajectory as it makes innovative contributions to medicine.”

About ImmunityBio

ImmunityBio is a leading, late-clinical-stage immunotherapy company developing next-generation therapies that drive immunogenic mechanisms for defeating cancers and infectious diseases. The company’s immunotherapy platform activates both the innate (natural killer cell and macrophage) and adaptive (T cell) immune systems to create long-term “immunological memory.”

ImmunityBio has a comprehensive immunotherapy pipeline with more than 40 clinical trials (company sponsored or investigator initiated)—of which 25 are at Phase II and III stage of development—across 19 indications in solid and liquid cancers and infectious diseases. Currently 17 first-in human immunotherapy agents are in clinical testing and, to date, over 1,800 patients have been studied with our antibody cytokine fusion proteins, albumin chemo immunomodulators, Adeno and yeast vaccines and our off-the-shelf natural killer cell products. Anktiva™ (ImmunityBio’s lead cytokine infusion protein) is a novel interleukin-15 (IL-15) superagonist complex and has received Breakthrough Therapy and Fast Track Designations from the U.S. Food and Drug Administration (FDA) for BCG-unresponsive CIS non-muscle invasive bladder cancer (NMIBC).

The company’s platforms are based on the foundation of four separate modalities: Antibody cytokine fusion proteins, synthetic immunomodulators, second-generation human adenovirus (hAd5) and yeast vaccine technologies, and state-of-the-art, off-the-shelf natural killer cells, including autologous and allogenic cytokine-enhanced memory NK cells. ImmunityBio is currently developing a dual construct COVID-19 vaccine candidate using its hAd5 platform.

ImmunityBio is a leading producer of cryopreserved and clinical dose forms of off-the-shelf natural killer (NK) cell therapies. The company has established GMP manufacturing capacity at scale with cutting-edge cell manufacturing expertise and ready-to-scale facilities, as well as extensive and seasoned R&D, clinical trial, and regulatory operations and development teams. For more information, please visit: www.immunitybio.com

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements in this press release that are not statements of historical fact are considered forward-looking statements, which are usually identified by the use of words such as “anticipates,” “believes,” “continues”, “could”, “estimates,” “expects,” “intends,” “may,” “plans,” “potential”, “predicts”, “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions. These forward-looking statements are neither forecasts, promises nor guarantees, and are based on the current beliefs of ImmunityBio’s management as well as assumptions made by and information currently available to ImmunityBio. Such statements reflect the current views of ImmunityBio with respect to future events and are subject to known and unknown risks, including business, regulatory, economic and competitive risks, uncertainties, contingencies and assumptions about ImmunityBio, including, without limitation, (i) potential adverse effects or changes to relationships with employees, suppliers or other parties resulting from the completion of the merger of NantKwest and ImmunityBio, Inc., (ii) the outcome of any legal proceedings that may be instituted against the parties and others related to the merger, (iii) unexpected costs, charges or expenses resulting from the merger, (iv) uncertainty of the expected financial performance of the combined company following completion of the merger, including the possibility that the expected synergies and value creation from the merger will not be realized or will not be realized within the expected time period, (v) the ability of ImmunityBio to continue its planned preclinical and clinical development of its development programs, and the timing and success of any such continued preclinical and clinical development and planned regulatory submissions, (vi) inability to retain and hire key personnel, and (vii) the unknown future impact of the COVID-19 pandemic delay on certain clinical trial milestones and/or ImmunityBio’s operations or operating expenses. More details about these and other risks that may impact ImmunityBio’s business are described under the heading “Risk Factors” in the Company’s Form 8-K filed with the U.S. Securities and Exchange Commission (“SEC”) on March 10, 2021 and in subsequent filings made by ImmunityBio with the SEC, which are available on the SEC’s website at www.sec.gov. ImmunityBio cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. ImmunityBio does not undertake any duty to update any forward-looking statement or other information in this press release, except to the extent required by law.

Contacts

Investors

Sarah Singleton

ImmunityBio, Inc.

844-696-5235, Option 5

Media

Amy Jobe, Ph.D.

LifeSci Communications

315-879-8192

ajobe@lifescicomms.com